UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2015

FEDERAL HOME LOAN MORTGAGE CORPORATION

(Exact name of registrant as specified in its charter)

Freddie Mac

Federally chartered corporation	001-34139	52-0904874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive McLean, Virginia	22102-3110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 903-2000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 13, 2015, the Bylaws of Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation) were amended as follows:

•	Sections 5.2 and 5.3 were revised to remove the requirement that the appointment or removal of a Chief Compliance Officer or a Chief Enterprise Risk Officer be approved by the Board of Directors.

•	Section 5.2 was also revised to require that the appointment of a President and/or Chief Operating Officer, if such an appointment were to be made, be reviewed by the Board of Directors in all cases.

•	The title of Section 5.1 was revised.

Sections 5.1, 5.2 and 5.3, as amended, are set forth below in their entirety:

Section 5.1 Officers of the Corporation. There shall be a Chief Executive Officer of the Corporation and a Senior Vice President – General Auditor. Other officers of the Corporation may include a President, a Chief Operating Officer, a Chief Compliance Officer, a Chief Enterprise Risk Officer, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President and may be given other descriptive titles), a Corporate Secretary and all other officers or assistant officers deemed necessary and desirable for the conduct of the Corporation’s business. Any of the above offices may be held by the same person, except that the office of the Corporate Secretary may not be held by the same person that holds the office of Chief Executive Officer, President, Chief Operating Officer or Senior Vice President – General Auditor.

Section 5.2 Appointment and Term.

(a) The Board of Directors shall elect the Chief Executive Officer.

(b) The Audit Committee of the Board of Directors shall elect the Senior Vice President – General Auditor.

(c) Except as otherwise determined by the Board of Directors or provided herein, the Chief Executive Officer shall appoint all additional officers at the Executive Vice President and Senior Vice President level or above.

(d) Except as otherwise determined by the Board of Directors or provided herein, the Chief Executive Officer or his or her designee(s) (each individually an “Appointing Officer” and collectively the “Appointing Officers”) shall appoint all officers at the Vice President level and below, other than those identified in Sections 5.2 (a), (b) and (c).

(e) Except as provided herein, the appointment of a President and/or Chief Operating Officer, if one or both of such positions are to be filled, shall be subject to prior review by the Board of Directors.

(f) Any appointment by an Appointing Officer under this section is subject to the legal, regulatory or supervisory limitations, requirements and approvals that apply to appointments by the Board of Directors. Each officer elected by the Board of Directors or appointed by an Appointing Officer shall hold office until his or her successor is elected or appointed and qualified or until his or her death, resignation or removal as provided in this Article 5. Election or appointment of an officer shall not, in and of itself, create any contract rights in the officer against the Corporation.

Section 5.3 Removal, Resignation, Vacancy.

(a) Any officer may be removed, with or without cause, by a vote of the Board of Directors. The Senior Vice President – General Auditor may be removed, with or without cause, by a vote of the Audit Committee. Except as otherwise determined by these Bylaws or the Board of Directors, an Appointing Officer may remove, with or without cause, any officer he or she may appoint.

(b) Any officer may resign at any time by delivering a notice of resignation to the Corporation. A resignation shall be effective upon delivery unless the notice specifies a later effective time. If a resignation is made effective at a later time, the Board of Directors or the appropriate Appointing Officer may fill the pending vacancy before the effective time if the successor does not take office until the effective time. A vacancy in any office shall be filled in the manner prescribed in these Bylaws for election or appointment to such office.

A copy of Freddie Mac’s amended and restated Bylaws is filed as Exhibit 3.1 to this Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being filed as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit

3.1	Bylaws of the Federal Home Loan Mortgage Corporation, as amended and restated July 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

	By:	/s/ Donald H. Layton
Donald H. Layton
Chief Executive Officer

Date: July 15, 2015

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Bylaws of the Federal Home Loan Mortgage Corporation, as amended and restated July 13, 2015